Exhibit 10.4

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (the “Agreement”) dated as of the 18th day of November, 2008, and effective as of September 1, 2008, modifies that certain Promissory Note dated as of August 27, 2007 (the “Note”) in the principal sum of Thirty Million and no/100 Dollars ($30,000,000.00), made by IMESON WEST I, LLC, a Florida limited liability company (“Borrower”), in favor of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, its endorsees, successors and assigns (“Lender”).

1.    Paragraph 1 is hereby deleted in its entirety and is replaced with the following:

“1.    Agreement to Pay. FOR VALUE RECEIVED, the undersigned, IMESON WEST I, LLC, a Florida limited liability company (“Borrower”), whose mailing address is 3600 Vineland Road, Suite 101, Orlando Florida 32811-6460, hereby agrees and promises to pay to the order of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, its endorsees, successors and assigns (“Lender”), at its principal office and mailing address at 625 Fourth Avenue South, Attention: Mortgage Loans and Servicing, Minneapolis, Minnesota 55415, or such other place as Lender may from time to time designate, the principal sum of Thirty Million Thousand Dollars ($30,000,000.00), or so much as may from time to time be disbursed hereon under the terms of that certain Construction Loan Agreement of even date herewith between Borrower and Lender, as same may be amended from time to time (the “Loan Agreement”), together with interest on the unpaid principal balance at the rates provided for herein, payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.”

2.    Paragraph 3.b. is hereby deleted in its entirety and is replaced with the following:

“b.    Interest Only Payments.  Interest only on the unpaid principal balance at the Regular Rate shall be due and payable in arrears on the 1st day of October, 2007, and continuing on the first (1st) day of each month thereafter to and including December 1, 2008.”

3.    Paragraph 3.c. is hereby deleted in its entirety and is replaced with the following:

“c.    Principal and Interest Payments.  On January 1, 2009, and on the first (1st) day of each month thereafter, principal and interest shall be due and payable, in arrears, in equal monthly payments in an amount which would amortize the principal balance outstanding hereunder on January 1, 2009, over a term of twenty-five (25) years at the Regular Rate, and shall continue on the first (1st) day of each month thereafter to and including September 1, 2023 (“Maturity Date”), on which date the entire unpaid principal balance together with all accrued interest, if not sooner paid, shall become due and payable.”

4.    Paragraph 3.d. is hereby deleted in its entirety and is replaced with the following:

“d.    Payment Method.   Commencing September 1, 2008, and continuing through and including the Maturity Date, payments under this Promissory Note shall be made by preauthorized Automated Clearinghouse transactions (“ACH”) or by such other reasonable method as Lender directs, to Lender’s account at JP Morgan Chase Bank, Milwaukee, Wisconsin, Attention: Thrivent Financial for Lutherans, Loan No. 09090, or at such other place as Lender may from time to time designate to Borrower in writing.”

5.    The first paragraph of Paragraph 28 is hereby deleted in its entirety and is replaced with the following:

“28. Limited Recourse to Borrower After Construction Loan Term. Borrower shall personally be liable for the prompt payment of all sums owing hereunder, and any other sums due pursuant to the Loan Documents, from the date hereof until the later of (a) the satisfaction of the conditions set forth in Section 6.3 of the Loan Agreement, as amended, other than the condition set forth in Section 6.3(o), such that the Improvements, as defined in the Loan Agreement, are deemed to be Completed or Complete, which solely for the purpose of this subsection (a) may be deemed to have occurred notwithstanding that the condition set forth in Section 6.3(o) may not have been satisfied so long as the other conditions set forth in Section 6.3 have been satisfied; or (b) either

(1) the date that (i) Lender is provided (A) an estoppel certificate from Samsonite Corporation, a Delaware corporation (the “Tenant”), in form and content reasonably satisfactory to Lender, certifying the Tenant’s acceptance and occupancy of the Property under the terms of its lease, together with (B) a final judgment or order terminating that certain litigation initiated by a complaint filed by the Tenant against Borrower (the “Lease Litigation”) holding that the Lease is in full force and effect, that the Term has commenced and that Samsonite is obliged to pay rent as provided in the Lease or other evidence, in form and content satisfactory to Lender, of termination or resolution of the Lease Litigation in a manner otherwise satisfactory to Lender, in Lender’s reasonable discretion; provided, however, that in the event that Tenant refuses to execute such an estoppel certificate, then this condition may be satisfied by receipt by Lender of the items listed in (B) only, or

(2) the date upon which Borrower, after first obtaining Lender’s prior written consent (which consent may be withheld in Lender’s reasonable discretion), initiates and successfully concludes an eviction proceeding against Samsonite Corporation, leases all of the Improvements, pursuant to a lease(s) satisfactory to Lender in Lender’s reasonable discretion, to a tenant or tenants of financial status equivalent to Samsonite and approved by Lender, which approval may be withheld or given by Lender in Lender’s reasonable discretion, such replacement tenant(s) takes possession of the Improvements and commences paying rent under such lease(s) and delivers to Lender an estoppel certificate, in form and content satisfactory to Lender, certifying the tenant(s) acceptance and occupancy of the leased premises under the terms of its lease.

After the later of subsection (a) or (b) to occur, and subject to the qualifications and provisions of this Promissory Note as contained in this Section 28 and Section 29 below, Borrower shall have no personal liability to pay the outstanding principal balance of this Promissory Note or any interest that may accrue thereon, all such liability being expressly waived by Lender, and Lender’s sole recourse upon default hereunder or under any Loan Document, including but not limited to Lender’s monetary remedies under this Promissory Note or the other Loan Documents, shall be limited to Borrower’s interest in the Premises and the improvements, furnishings, equipment, leases and rents on which the Security Instrument and the Assignment of Leases constitute a lien.”

6.    Other than as modified in this Agreement, all terms and conditions contained in the Note remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

IMESON WEST I, LLC, a Florida limited liability company

By:	/S/ Daniel B. Webb
DANIEL B. WEBB, Manager

STATE OF FLORIDA	)
) ss.
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 26th day of November, 2008, by DANIEL B. WEBB, the Manager of IMESON WEST I, LLC, a Florida limited liability company, on behalf of the company. He [    ] is personally known to me or [    ] has produced Florida Driver’s License as identification.

/S/ Janet Y. Murdick
Janet Y. Murdick, Notary Public
My commission expires: January 19, 2012

THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation

By:	/S / Wayne C. Streck

Name:	Wayne C. Streck
Title:	Ass’t. Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 18th day of November, 2008, by Wayne C. Streck, as Ass’t. Vice President of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, on behalf of the corporation. He [    ] is personally known to me or [    ] has produced                                                                                 as identification.

/S/ Luana K. Thompson
Luana K. Thompson, Notary Public
My commission expires: Jan. 31, 2010